Exhibit 10.10

EXECUTION COPY

GUARANTEE AND COLLATERAL AGREEMENT

made by

VIKING INTERMEDIATE INC.,

VIKING ACQUISITION INC.

and certain of its Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

Dated as of November 5, 2010

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7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	15
7.2	Duty of Administrative Agent	17
7.3	Authorization of Financing Statements	17
7.4	Authority of Administrative Agent	17

SECTION 8.	MISCELLANEOUS	18
8.1	Amendments in Writing	18
8.2	Notices	18
8.3	No Waiver by Course of Conduct; Cumulative Remedies	18
8.4	Enforcement Expenses; Indemnification	18
8.5	Successors and Assigns	18
8.6	Set-Off	18
8.7	Counterparts	18
8.8	Severability	19
8.9	Section Headings	19
8.10	Integration	19
8.12	Submission To Jurisdiction; Waivers	19
8.13	Acknowledgements	19
8.14	Additional Grantors	19
8.15	Releases	20
8.16	WAIVER OF JURY TRIAL	20

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property

Annex 1	Assumption Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of November 5, 2010, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VIKING INTERMEDIATE INC., a Delaware corporation (“Holdings”), VIKING ACQUISITION INC., a Delaware corporation (the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrower, the Lenders and the Administrative Agent have entered into the Credit Agreement, pursuant to which the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that, following the Acquisition, will include each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.                                DEFINED TERMS

1.1                                 Definitions.  (a)              Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Checks, Commercial Tort Claims, Documents, Equipment, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights, Securities Account and Supporting Obligations.

(b)         The following terms shall have the following meanings:

“Agreement”:  this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Borrower Obligations”:  the collective reference to the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant to any of the foregoing agreements), or otherwise.

“Collateral”:  as defined in Section 3.

“Collateral Account”:  any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Copyrights”:  (i) all copyrights and works of authorship arising under the laws of the United States, any group of countries, other country or political subdivision thereof, in any media, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed on Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Property”:  as defined in Section 3.

“Foreign Subsidiary Voting Stock”:  the voting Capital Stock of any Foreign Subsidiary.

“Grantors”: as defined in the preamble hereto.

“Guarantor Obligations”:  with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”:  the collective reference to each Grantor other than the Borrower.

“Infringement”:  infringement or misappropriation.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, Patents, and Trademarks (including, without limitation, those listed on Schedule 6 and all rights to sue at law or in equity for any Infringement of any of the foregoing, including the right to receive all proceeds and damages therefrom).

“Intellectual Property Licenses”:  all oral or written agreements to which any Group Member is a party providing for the grant of any rights in Intellectual Property.

“Intercompany Note”:  any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock, any Capital Stock of Unrestricted Subsidiaries and any other Capital Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“Patents”:  all (i) letters patent of the United States, any group of countries, other country or political subdivision thereof, (ii) applications for letters patent of the United States or any group of countries or other country, and (iii) reissues, continuations, continuations-in-part, divisions, or extensions of the foregoing, or rights to obtain the foregoing, in each case, including, without limitation, any of (i), (ii) or (iii) listed on Schedule 6 and including, for each of (i) and (ii), the right to make, use and/or sell the inventions disclosed or claimed therein.

“Pledged Investment Property”:  all Investment Property now or hereafter included in the Collateral.

“Pledged Notes”:  (i) all promissory notes listed on Schedule 2, (ii) all Intercompany Notes at any time issued to any Grantor and (iii) all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”:  the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Subsidiary that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall (i) more than 66% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary, (ii) the Capital Stock of any Unrestricted Subsidiary or (iii) any Capital Stock constituting “Excluded Property” be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Registered Intellectual Property”:  all registrations and applications for registration of Trademarks, Patents and Copyrights (other than Internet domain names).

“Secured Parties”:  the collective reference to the Administrative Agent, any Issuing Lender, the Lenders and, with respect to Specified Cash Management Obligations and Specified Swap Agreements, any Affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act”:  the Securities Act of 1933, as amended.

“Trademarks”:  (i) all trademarks, trade names, brand names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, domain names, service marks, and logos, and all goodwill associated therewith or symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, State thereof, group of countries or other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing listed on Schedule 6, and (ii) the right to obtain all renewals thereof.

1.2                                 Other Definitional Provisions.  (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                                  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.                                GUARANTEE

2.1                                 Guarantee.  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c)                                  Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d)                                 The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations (other than (i) Specified Cash Management Obligations and Specified Swap Agreements and (ii) indemnitees and other contingent obligations that survive repayment of the Loans) and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, no Letter of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized or a backstop letter of credit satisfactory to the applicable Issuing Lender is in place) and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

(e)                                  No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off, appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full (other than (i) Specified Cash Management Obligations and Specified

Swap Agreements and (ii) indemnitees and other contingent obligations that survive repayment of the Loans), no Letter of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized or a backstop letter of credit satisfactory to the applicable Issuing Lender is in place) and the Commitments are terminated.

2.2                                 Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3.  The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3                                 No Subrogation.  Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations (other than (i) Specified Cash Management Obligations and Specified Swap Agreements and (ii) indemnities and other contingent obligations that survive repayment of the Loans) shall have been paid in full, no Letter of Credit shall remain outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized or a backstop letter of credit satisfactory to the applicable Issuing Lender is in place) and the Commitments shall have terminated.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

2.4                                 Amendments, etc. with respect to the Borrower Obligations.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon them or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all Lenders, as the case may be) may reasonably deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5                                 Guarantee Absolute and Unconditional.  Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2.  The Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the

Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2.  Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations.  Each Guarantor understands and agrees that the guarantee contained in this Section 2 to the fullest extent permitted by applicable law, shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance.  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against such Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6                                 Reinstatement.  The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7                                 Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3.                                GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in following property now owned or at any time hereafter acquired by such Grantor (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)                                  all Accounts;

(b)                                 all Chattel Paper;

(c)                                  all contracts and agreements;

(d)                                 all Documents (other than documents of title with respect to assets set forth in clause (ii) of the definition of Excluded Property below);

(e)                                  all Equipment;

(f)                                    all Fixtures;

(g)                                 all General Intangibles;

(h)                                 all Instruments;

(i)                                     all Intellectual Property and Intellectual Property Licenses;

(j)                                     all Inventory;

(k)                                  all Investment Property;

(l)                                     all Letter-of-Credit Rights;

(m)                               all other personal property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(n)                                 all books and records pertaining to the Collateral; and

(o)                                 to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3, the term Collateral and the terms set forth in this Section defining the components of Collateral shall not include, and this Agreement shall not constitute a grant of a security interest, in any of the following (the “Excluded Property”):

(i)             any property (including Capital Stock, contracts, leases and licenses to which such Grantor is a party or any of such Grantor’s rights thereunder) to the extent that such grant of a security interest is (x) prohibited by any Requirement of Law, (y) requires a consent not obtained of any Governmental Authority pursuant to any Requirement of Law or (z) prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document governing, evidencing or giving rise to or constituting such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder, joint venture or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law,

(ii)          motor vehicles (including, all tires and other appurtenances thereto) and other assets covered by certificates of title,

(iii)       any Deposit Accounts,

(iv)      any Trademark application filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent to use” such Trademark unless and until acceptable evidence of use of the Trademark has been filed with and accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. §§ 1051, et seq.) to the extent that granting a security interest or other lien in such Trademark application prior to such filing would adversely affect the enforceability or validity, or result in the cancellation or voiding, of such Trademark application, or any other Intellectual Property to the extent and for the duration that the grant of Lien on or security interest in such Intellectual Property would adversely impact the validity or enforceability, or result in the cancellation or voiding, of such Intellectual Property,

(v)         assets held by a Foreign Subsidiary or located in a jurisdiction other than the United States, or

(vi)      those assets as to which the Administrative Agent shall determine in its sole discretion that the costs of obtaining security interest therein are excessive in relation to the value to the Lenders of the security to be afforded thereby.

SECTION 4.                                REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1                                 Title; No Other Liens.  Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement or this Agreement, or where the failure to own, have a license or otherwise have the right to use could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Grantor owns, has a license, or to the knowledge of such Grantor, possess the right to use, each item of the Collateral free and clear of any and all Liens other than Permitted Liens.  For the avoidance of doubt, it is understood and agreed that any Grantor has granted and may hereafter, as part of its business, grant licenses or sublicenses in the ordinary course of business to third parties to use Intellectual Property owned by, licensed to or developed by a Grantor.  For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Administrative Agent and each Lender understands that any such licenses or sublicenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease, license, sublease, sublicense, transfer or otherwise dispose of the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2                                 Perfected First Priority Liens.  As of the date hereof, upon (a) the completion of the actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule required by the Credit Agreement to be delivered by the date of this Agreement, have been so delivered to the Administrative Agent in completed and duly executed form) and (b) the payment of all applicable fees in connection with the actions set forth in clause (a) above, the security interest (to the extent such matter is governed by laws of the United States or a jurisdiction therein) granted pursuant to this Agreement will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties to the extent that a security interest in such Collateral may be perfected by the filing of such Financing Statements under the relevant UCC and the completion of the other actions specified on Schedule 3, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought by proceedings in equity or at law)) and are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Credit Agreement; provided however that additional filings may be necessary to perfect the Administrative Agent’s security interest in any Intellectual Property arising or acquired after the date hereof.  Notwithstanding the foregoing, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

4.3                                 Jurisdiction of Organization; Chief Executive Office.  As of the date hereof, each Grantor’s location within the meaning of Section 9-307 of the Uniform Commercial Code is as specified on Schedule 4.

4.4                                 Inventory and Equipment.  On the date hereof, the Inventory and the Equipment having an aggregate value of more than $500,000 (other than de minimus amounts of Inventory and Equipment not located in such locations in the ordinary course of business (including cell phones and laptops), Inventory and Equipment in transit between locations identified on Schedule 5 and mobile goods) are kept at the locations listed on Schedule 5.

4.5                                 Investment Property.

(a)                                  Schedule 2 sets forth a true and correct list, with respect to each Grantor, as of the date hereof, of all of the Capital Stock owned by such Grantor in any direct Subsidiary and the percentage of the issued and outstanding units, share, interests (or equivalent) of the Capital Stock of the Issuer thereof represented by the Pledged Stock owned by such Guarantor.

(b)                                 All the shares of the Pledged Stock issued by the Borrower or a Restricted Subsidiary thereof have been duly and validly issued and, with respect to the Pledged Stock of a corporation, are fully paid and nonassessable.

(c)                                  To the best of the Grantor’s knowledge, each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)                                 Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Capital Stock owned by such Grantor in any Subsidiary pledged by it hereunder, free of any and all Liens of any other Person, except the security interest created by this Agreement and other Liens permitted under the Credit Agreement.

4.6                                 Intellectual Property.  (a)  Schedule 6 lists (i) all Registered Intellectual Property owned by such Grantor in its own name on the date hereof that has been filed or is registered with the United States Patent and Trademark Office or United States Copyright Office (other than unpublished Patent applications), noting in each case the relevant registration, application or serial number, and the jurisdiction of registration or application, and (ii) all material exclusive inbound Intellectual Property Licenses to which such Grantor is a party (including the title, counterparty and date of such licenses).

(b)                                 Each Grantor owns or has the right to use all Intellectual Property that is material to its business as currently conducted, free of all Liens (other than Permitted Liens), and, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Grantor takes reasonable actions to protect the secrecy and confidentiality of all trade secrets owned by such Grantor.

(c)                                  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, on the date hereof, (i) all Registered Intellectual Property owned by such Grantor is, to such Grantor’s knowledge, valid, unexpired and enforceable, and has not been abandoned and (ii) does not Infringe the Intellectual Property rights of any other Person and is not being Infringed by any other Person.

(d)                                 No holding, decision or judgment has been rendered by any Governmental Authority which limits or cancels the validity, enforceability, ownership or use of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)                                  No claim, action or proceeding is pending, or, to the knowledge of such Grantor, threatened, or imminent on the date hereof challenging the validity, enforceability, ownership or use of any Intellectual Property owned by such Grantor, which, if adversely determined, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.                                COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations (other than (i) Specified Cash Management Obligations and Specified Swap Agreements and (ii) indemnitees and other contingent obligations that survive repayment of the Loans) shall have been paid in full, no Letter of Credit shall remain outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized or a backstop letter of credit satisfactory to the applicable Issuing Lender is in place) and the Commitments shall have terminated:

5.1                                 Delivery of Certificated Securities and Certain Promissory Notes or Other Evidences of Indebtedness.  If any amount in excess of $2,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than Checks), Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Administrative Agent, for the benefit of the Secured Parties, duly indorsed in a manner reasonably satisfactory to the Administrative Agent.

5.2                                 Maintenance of Insurance.  (a)  Such Grantor will maintain the insurance required by Section 6.5 of the Credit Agreement.

(b)                                 All such insurance shall (i) provide (or such Grantor shall use commercially reasonable efforts to ensure that it provides) that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof and (ii) name the Administrative Agent as an additional insured or loss payee, as applicable.

5.3                                 Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall take all actions reasonably requested by the Administrative Agent to maintain the security interest created by this Agreement (subject to any limitations with respect to perfection as set forth in the Credit Agreement and this Agreement) as a perfected security interest, subject to the qualifications, and, as applicable, having at least the priority described in Section 4.2 (subject to Liens permitted by the Credit Agreement) and shall take commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b)                                 At any time and from time to time, upon the written request of the Administrative Agent (in its reasonable discretion), and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

5.4                                 Changes in Name, etc.  Such Grantor will not, except upon 5 Business Days’ prior written notice to the Administrative Agent, (a) change its location (as such term is used in Section 9-307 of the Uniform Commercial Code or (b) change its name.

5.5                                 Notices.  Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

5.6                                 Investment Property.  (a)  Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or in respect of the Pledged Investment Property to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Investment Property required to be delivered to the Administrative Agent under this Agreement, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Investment Property or received in exchange for Pledged Investment Property or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the

Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

(b)                                 Without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Investment Property or Proceeds (to the extent constituting Collateral) thereof (except pursuant to a transaction permitted by the Credit Agreement), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except for any undertaking or agreement permitted under the Credit Agreement.

(c)                                  In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 6.3(c) and 6.7 with respect to such Investment Property issued by it.

5.7                                 Intellectual Property.  (a)  Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Grantor will (i) continue to use each Trademark owned by such Grantor to the extent required by any applicable Requirement of Law and to maintain such Trademark in full force and effect for each class of goods or services for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain substantially the same (or higher) standards of quality of all products and services offered under such Trademark as in the past, (iii) use such Trademark with all appropriate notices of registration and all other legends required by applicable Requirements of Law to maintain such Trademark, (iv) not adopt or use any new mark or any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement (subject to the qualifications set forth in Section 4.2), and (v) not knowingly do any act or knowingly omit to do any act whereby such Trademark may become invalidated in any way.

(b)                                 Such Grantor will not knowingly do any act, or knowingly omit to do any act, whereby any material Patent owned by such Grantor may become forfeited, abandoned or dedicated to the public.

(c)                                  Such Grantor will not (i) knowingly do any act or knowingly omit to do any act whereby any portion of the material Copyrights owned by such Grantor may become invalidated or (ii) knowingly do any act whereby any portion of a material Copyright owned by such Grantor may fall into the public domain.

(d)                                 Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Grantor will not do any act that knowingly Infringes the Intellectual Property rights of any other Person.

(e)                                  Such Grantor will notify the Administrative Agent and the Lenders immediately (but in any event within thirty (30) days) if it knows that any application or registration for any material Registered Intellectual Property owned by such Grantor has become forfeited or abandoned (other than the expiration of Patents at the end of their statutory term), or of any adverse determination in any proceeding against such Grantor regarding such Grantor’s rights in or the validity, enforceability, ownership or use of, any material Intellectual Property owned by such Grantor, including, without limitation, such Grantor’s right to register or to maintain the same, in each case that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                    Whenever such Grantor shall acquire any U.S. Registered Intellectual Property, become the exclusive licensee of any U.S. Registered Intellectual Property or file an application for the registration of any Registered Intellectual Property with the United States Patent and Trademark Office, such Grantor shall report such filing to the Administrative Agent within thirty (30) days after the last day of the fiscal quarter in which such filing occurs.  Whenever such Grantor shall acquire any U.S. Copyright registration or application, become the exclusive licensee of any U.S. Copyright registration or application, or file an application for any Copyright with the United States Copyright Office, such Grantor shall report such filing to the Administrative Agent within thirty (30) days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Registered Intellectual Property in the United States.

(g)                                 Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Grantor will take all reasonable and necessary steps, as determined in such Grantor’s reasonable business judgment, to maintain each registration of the Registered Intellectual Property owned by such Grantor, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)                                 Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, in the event that, to such Grantor’s knowledge, any Intellectual Property owned by any Grantor is Infringed by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including (where appropriate in such Grantor’s reasonable judgment) suing for Infringement, seeking injunctive relief, and recovering any and all damages for such Infringement.

5.8                                 Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim in an amount reasonably estimated by such Grantor to be in excess of $5,000,000 for which a complaint in a court of competent jurisdiction has been filed, such Grantor shall within 30 days of such claim being filed sign and deliver documentation reasonably acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 6.                                REMEDIAL PROVISIONS

6.1                                 Certain Matters Relating to Receivables.  (a)  If an Event of Default shall have occurred and be continuing, the Administrative Agent shall have the right to make test verifications of the Receivables required to be included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications.

(b)                                 The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables required to be included in the Collateral and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables required to be included in the Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)                                  If any Event of Default shall have occurred and be continuing, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables required to be included in the Collateral, including, without limitation, all original orders, invoices and shipping receipts.

6.2                                 Communications with Obligors; Grantors Remain Liable.  (a)  The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, communicate with obligors under the Receivables required to be included in the Collateral to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any such Receivables.

(b)                                 Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables required to be included in the Collateral that such Receivables have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c)                                  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables required to be included in the Collateral to observe and perform in all material respects all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Administrative Agent nor any Lender shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                                 Pledged Stock.  (a)  Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property.

(b)                                 If an Event of Default shall have occurred and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                                  Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise permitted pursuant to this Agreement or the Credit Agreement, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent.

6.4                                 Proceeds to be Turned Over to Administrative Agent.  If an Event of Default shall have occurred and be continuing and the Administrative Agent so requests, all Proceeds received by any Grantor consisting of cash and cash equivalents shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required).  All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5                                 Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds constituting the Collateral, whether or not held in any Collateral Account and any proceeds of an collection or sale of Collateral or of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, any balance remaining after the Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same.

6.6                                 Code and Other Remedies.  If an Event of Default shall have occurred and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Administrative Agent’s request after the occurrence and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 6.5.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7                                 Registration Rights.  (a)  If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is reasonably necessary to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, reasonably necessary to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate.

(b)                                 Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                                  Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default shall have occurred and be continuing under the Credit Agreement.

6.8                                 Subordination.  Each Grantor hereby agrees that, after the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9                                 Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

SECTION 7.                                THE ADMINISTRATIVE AGENT

7.1                                 Administrative Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably (subject to clause (d) below) constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable required to be included in the Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby in the United States;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1)  direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2)  ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3)  sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4)  commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5)  defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6)  settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7)  assign any Registered Intellectual Property, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8)  generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) (other than pursuant to clause (ii) thereof) unless an Event of Default shall have occurred and be continuing.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)                                 Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                                 Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.  Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers.  The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3                                 Authorization of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” or words of a similar effect in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof; provided that, at the reasonable request of any Grantor, the Administrative Agent shall amend any such statement (and any other financing statement filed by the Administrative Agent in connection with this Agreement) to exclude property that is released from, or otherwise not included in, the Collateral. The Administrative Agent agrees promptly to furnish copies of all such filings to the Borrower.

7.4                                 Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.           MISCELLANEOUS

8.1           Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2           Notices.  All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3           No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4           Enforcement Expenses; Indemnification.  (a)  The parties hereto agree that the Administrative Agent and the Lenders shall be entitled to reimbursement of their expenses incurred hereunder as provided in Section 10.5 of the Credit Agreement.

(b)           Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all losses, claims, damages, liabilities or related expenses (including the reasonable fees, charges, disbursements and other charges of counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(c)           The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5           Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may, except pursuant to a merger or consolidation permitted by the Credit Agreement, assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6           Set-Off.  In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor.  Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender; provided that the failure to give such notice shall not affect the validity of such application.

8.7           Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

8.8           Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9           Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10         Integration.  This Agreement and the other Loan Documents represent the entire agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11        GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12         Submission To Jurisdiction; Waivers.  Each Grantor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13         Acknowledgements.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)           neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14         Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this

Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15         Releases.  (a)  At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of (i) Specified Cash Management Agreements or Specified Swap Agreements and (ii) indemnities and other contingent indemnification and reimbursement liabilities that survive repayment of the Loans) shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding (unless the outstanding amount of the L/C Obligations related thereto has been cash collateralized or a backstop letter of credit satisfactory to the applicable Issuing Lender is in place), the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement.

8.16        WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

VIKING INTERMEDIATE INC.

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

VIKING ACQUISITION INC.

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

THE ARMOR ALL/STP PRODUCTS COMPANY,

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

Signature Page to Guarantee and Collateral Agreement

STP PRODUCTS MANUFACTURING COMPANY,

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

Signature Page to Guarantee and Collateral Agreement

VIKING PRODUCTS MARKETING INC.,

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

Signature Page to Guarantee and Collateral Agreement

AA GROUP (U.S.) - B LLC

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

Signature Page to Guarantee and Collateral Agreement

AA GROUP (U.S.) - A LLC

By:	/s/ David Lundstedt
Name: David Lundstedt
Title: President and CEO

Signature Page to Guarantee and Collateral Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Tony Yung
Name: Tony Yung
Title: Vice President

Signature Page to Guarantee and Collateral Agreement